Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2008

HIGHLIGHTS

•  12% year-over-year growth in FFO per diluted share

•  Received $336 million year-to-date from asset dispositions

•  Raised $560 million year-to-date from public equity offerings

•  Pro forma financial leverage of 52%

•  HCP added to the S&P 500 Index

LONG BEACH, CA, April 28, 2008 — HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended March 31, 2008.  Funds from operations (“FFO”) applicable to common shares was $122.0 million, or $0.56 per diluted share of common stock, for the quarter ended March 31, 2008, compared to FFO applicable to common shares of $102.4 million, or $0.50 per diluted share of common stock, in the year ago period.

FFO applicable to common shares for the quarter ended March 31, 2008 includes the impact of merger-related charges of $1.2 million, or less than $0.01 per diluted share of common stock, compared to merger-related charges of $10.2 million, or $0.04 per diluted share of common stock, in the year ago period. Merger-related charges in the quarter ended March 31, 2008 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs. Merger-related charges in the quarter ended March 31, 2007 include the amortization and write-off of fees associated with our acquisition financing for CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other CRP integration costs. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended March 31, 2008 was $45.1 million, or $0.21 per diluted share of common stock, compared to net income applicable to common shares of $140.0 million, or $0.68 per diluted share of common stock, in the year ago period. Net income applicable to common shares for the quarter ended March 31, 2008 includes the impact of gains on sales of real estate of $10.1 million, compared to $104.0 million in the year ago period.

INVESTMENT TRANSACTIONS

During the quarter ended March 31, 2008, we sold four properties for approximately $30 million. These sales were made from the following segments: (i) 90% skilled nursing, and (ii) 10% senior housing.

In April 2008, we sold 17 properties for approximately $306 million. These sales were made from the following segments: (i) 95% hospital, and (ii) 5% senior housing.

During the quarter ended March 31, 2008, we acquired a senior housing facility for $11 million and funded construction and other capital projects aggregating $49 million, primarily in our life science segment.

FINANCING TRANSACTIONS

In connection with HCP’s addition to the S&P 500 Index on March 28, 2008, to partially satisfy the anticipated demand for shares of our common stock by index funds, we issued 12.5 million shares of our common stock on April 2, 2008. In a separate transaction, we issued 4.5 million shares to an active REIT-dedicated institutional investor on April 2, 2008. The net proceeds we received from these two offerings in the aggregate were approximately $560 million, which were used to repay a portion of our outstanding indebtedness under our revolving line of credit facility.

DIVIDENDS

On April 24, 2008, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.455 per share. The common stock dividend will be paid on May 19, 2008 to stockholders of record as of the close of business on May 5, 2008.

OTHER EVENT

On April 24, 2008, at the Company’s annual stockholders’ meeting, Lauralee E. Martin was elected as a new director.

FUTURE OPERATIONS

For the full year 2008, we presently expect net income applicable to common shares to range between $1.91 and $2.41 per diluted common share, FFO applicable to common shares to range between $2.21 and $2.29 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges, to range between $2.23 and $2.31 per diluted common share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, April 29, 2008 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2008. The conference call is accessible by dialing (800) 510-0178 (U.S.) or (617) 614-3450 (International). The participant pass code is 71024549. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on Tuesday, April 29, 2008 through May 13, 2008 on the Company’s website. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a self-administered REIT that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of March 31, 2008, the Company’s portfolio of properties, excluding assets held for sale but including mortgage loans and properties owned by unconsolidated joint ventures, totaled 721 properties among the following segments: 269 senior housing, 105 life science, 269 medical office, 27 hospital and 51 skilled nursing. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimates of: net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis before giving effect to merger-related charges, gain on sales of real estate, real estate depreciation and amortization, joint venture adjustments and merger-related charges for the full year of 2008.  These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; the Company’s ability to maintain its credit ratings; the Company’s ability to achieve its expected benefits from acquisitions, including integrating and preserving the goodwill of those companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; the Company’s ability to realize the benefits of its mezzanine investments; changes in the financial condition of the Company’s lessees and obligors; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; changes in the Company’s management; litigation claims and developments; costs of compliance with building regulations; changes in tax laws and regulations; changes in rules governing financial reporting, including new accounting pronouncements; changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments; and other risks  described from time to time in the Company’s Securities and Exchange Commission filings.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact:

HCP

Mark A. Wallace

Executive Vice President — Chief Financial Officer and Treasurer

(562) 733-5100

HCP, Inc.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2008	2007

Revenues	$252,177	$213,644

Net income applicable to common shares	$45,129	$140,005

Basic earnings per common share	$0.21	$0.69

Diluted earnings per common share	$0.21	$0.68

Weighted average shares used to calculate diluted earnings per common share	217,663	205,909

Funds from operations applicable to common shares (1)	$122,033	$102,438

Diluted funds from operations applicable to common shares (1)	$126,800	$105,067

Basic funds from operations per common share (1)	$0.56	$0.50

Diluted funds from operations per common share (1)	$0.56	$0.50

Weighted average shares used to calculate diluted funds from operations per common share (1)	227,183	211,777

Impact of merger-related charges	$1,189	$10,189

Per common share impact of merger-related charges on diluted funds from operations	$—	$0.04

(1) The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Rental and related revenues	$213,287	$177,933
Tenant recoveries	22,449	14,483
Income from direct financing leases	14,974	14,990
Investment management fee income	1,467	6,238
	252,177	213,644

Costs and expenses:
Interest	96,370	78,744
Depreciation and amortization	79,276	58,323
Operating	51,428	42,218
General and administrative	20,538	20,107
	247,612	199,392

Income before equity income from unconsolidated joint ventures, interest and other income, net, minority interests’ share of earnings, income taxes and discontinued operations	4,565	14,252
Equity income from unconsolidated joint ventures	1,288	1,214
Interest and other income, net	35,326	14,466
Minority interests’ share of earnings	(5,716)	(5,235)
Income taxes	(2,245)	(467)
Income from continuing operations	33,218	24,230

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	7,056	17,013
Gain on sales of real estate	10,138	104,045
	17,194	121,058

Net income	50,412	145,288
Preferred stock dividends	(5,283)	(5,283)

Net income applicable to common shares	$45,129	$140,005

Basic earnings per common share:
Continuing operations	$0.13	$0.09
Discontinued operations	0.08	0.60
Net income applicable to common shares	$0.21	$0.69

Diluted earnings per common share:
Continuing operations	$0.13	$0.09
Discontinued operations	0.08	0.59
Net income applicable to common shares	$0.21	$0.68

Weighted average shares used to calculate earnings per common share:
Basic	216,773	204,000

Diluted	217,663	205,909

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended March 31,
	2008	2007

Net income applicable to common shares	$45,129	$140,005
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	79,276	58,323
Discontinued operations	3,082	6,050
Gain on sales of real estate	(10,138)	(104,045)
Equity income from unconsolidated joint ventures	(1,288)	(1,214)
FFO from unconsolidated joint ventures	6,620	4,114
Minority interests’ share of earnings	5,716	5,235
Minority interests’ share of FFO	(6,364)	(6,030)
Funds from operations applicable to common shares (1)	$122,033	$102,438

Distributions on convertible units	$4,767	$2,629

Diluted funds from operations applicable to common shares (1)	$126,800	$105,067

Basic funds from operations per common share (1)	$0.56	$0.50

Diluted funds from operations per common share (1)	$0.56	$0.50

Weighted average shares used to calculate diluted funds from operations per common share (1)	227,183	211,777

Impact of merger-related charges	$1,189	$10,189

Per common share impact of merger-related charges on diluted funds from operations	$—	$0.04

(1)

The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Real estate:
Buildings and improvements	$7,738,776	$7,670,272
Development costs and construction in progress	330,730	372,947
Land	1,593,350	1,598,244
Less accumulated depreciation and amortization	722,224	661,795
Net real estate	8,940,632	8,979,668

Net investment in direct financing leases	642,572	640,052
Loans receivable, net	1,068,093	1,065,485
Investments in and advances to unconsolidated joint ventures	281,102	248,894
Accounts receivable, net of allowance of $17,489 and $23,109, respectively	32,849	44,892
Cash and cash equivalents	154,000	96,269
Restricted cash	29,664	36,427
Intangible assets, net	598,167	623,271
Real estate held for sale, net	248,093	270,681
Other assets, net	504,892	516,133

Total assets	$12,500,064	$12,521,772

Liabilities and Stockholders’ Equity
Bank line of credit	$1,018,600	$951,700
Bridge loan	1,350,000	1,350,000
Senior unsecured notes	3,820,868	3,819,950
Mortgage debt	1,274,795	1,280,761
Other debt	106,677	108,496
Intangible liabilities, net	269,638	278,553
Accounts payable and accrued liabilities	249,714	233,342
Deferred revenue	68,387	55,990
Total liabilities	8,158,679	8,078,792
Minority interests:
Joint venture partners	32,009	33,436
Non-managing member unitholders	281,729	305,835
Total minority interests	313,738	339,271

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 217,816,021 and 216,818,780 shares issued and outstanding, respectively	217,816	216,819
Additional paid-in capital	3,755,433	3,724,739
Cumulative dividends in excess of earnings	(174,878)	(120,920)
Accumulated other comprehensive loss	(55,897)	(2,102)

Total stockholders’ equity	4,027,647	4,103,709

Total liabilities and stockholders’ equity	$12,500,064	$12,521,772

HCP, Inc.

Projected Funds From Operations (1)

(Unaudited)

	2008
PROJECTED FUTURE OPERATIONS (Full Year 2008):	Low	High

Diluted earnings per common share	$1.91	$2.41
Gain on sales of real estate	(1.03)	(1.45)
Real estate depreciation and amortization	1.26	1.26
Joint venture adjustments	0.07	0.07
Diluted funds from operations per common share (2)	2.21	2.29
Merger-related charges (3)	0.02	0.02
Diluted funds from operations per common share before merger-related charges	$2.23	$2.31

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. These estimates do not reflect the potential impact of future property acquisitions, impairments, realized losses on marketable securities, ineffectiveness related to our cash flow hedges, or existing and future litigation matters, including related developments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)

The Company believes that diluted funds from operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(3)	Merger-related charges primarily include amortization of fees associated with the Company’s bridge loan and integration costs.

HCP, Inc.

Pro forma Financial Leverage

(Unaudited)

March 31,
2008
Pro forma Total Gross Assets:

Consolidated total assets	$12,500,064
Investments in and advances to unconsolidated joint ventures	(281,102)
Accumulated depreciation and amortization	848,522
Accumulated depreciation and amortization from assets held for sale	65,397
Consolidated gross assets	$13,132,881
HCP’s share of unconsolidated total assets	573,874
HCP’s share of unconsolidated accumulated depreciation and amortization	34,322
Total Gross Assets	$13,741,077
Less: decrease in consolidated gross assets from April 2008 dispositions	237,000
Pro forma total gross assets	$13,504,077

Pro forma Total Debt:

Bank line of credit	$1,018,600
Bridge loan	1,350,000
Senior unsecured notes	3,820,868
Mortgage debt	1,274,795
Other debt	106,677
Consolidated debt	$7,570,940
HCP’s share of unconsolidated mortgage debt	350,212
Total Debt	$7,921,152
Less: Proceeds from April 2008 asset dispositions and issuance of equity	864,000
Pro forma total debt	$7,057,152

Consolidated debt / consolidated gross assets	58%

Pro forma consolidated debt / pro forma consolidated gross assets (2)	52%

Financial leverage (1)	58%

Pro forma financial leverage (2)	52%

(1)

Financial Leverage represents Total Debt divided by Total Gross Assets. Total Debt represents the Company’s consolidated debt plus its pro rata share of debt from unconsolidated joint ventures. Total Gross Assets represents the carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, plus the Company’s pro rata share of total assets from unconsolidated joint ventures, after adding back accumulated depreciation and amortization. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its financial leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

(2)

Pro forma calculations at March 31, 2008 reflects the impact of the disposition of assets and equity issuances in April 2008, assuming the proceeds from these transactions were used to repay a portion of amounts outstanding under the Company’s revolving credit facility at March 31, 2008.